UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2020

ALLOVIR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39409	83-1971007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

AlloVir, Inc.

139 Main Street, Suite 500

Cambridge, Massachusetts 02142

(Address of principal executive offices, including zip code)

(617) 433-2605

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ALVR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Exclusive License Agreement with BCM

On November 30, 2020, Allovir, Inc. (the “Company”) entered into an Exclusive License Agreement (the “License Agreement”) with Baylor College of Medicine (“BCM”), effective on the same date. Pursuant to the License Agreement, BCM granted the Company (a) an exclusive worldwide license, with the right to sublicense, under certain patent rights and other intellectual property rights of BCM, to make, have made, use, market, sell, offer to sell, lease, import and export products in all fields other than the field covered by the Amended & Restated License Agreement, dated May 11, 2020 between the Company and BCM (the “A&R License Agreement”), except that such license is non-exclusive within a particular subfield, and in addition with respect to certain of the licensed patent rights such license is limited to two particular subfields, and (b) an exclusive, worldwide sublicense, with the right to further sublicense, under all patent rights and other intellectual property rights that are exclusively licensed to BCM by a certain third party licensor, to make, have made, use, market, sell, offer to sell, lease, import and export products in the same fields.

Unless earlier terminated, the License Agreement will expire on a country-by-country basis with respect to a product upon the later of (a) the expiration of the last to expire valid claim of a patent or patent application covering such product in such country or (b) 10 years after the first commercial sale of such product in such country, provided that the License Agreement shall not expire later than March 25, 2040. The Company may terminate the License Agreement in its entirety at any time for convenience upon a certain number of days’ written notice. BCM may terminate the License Agreement in its entirety for the Company’s uncured material default.

Under the License Agreement, BCM transferred to the Company control of all filing, prosecution and maintenance of the patent rights licensed by the Company, and the Company is responsible for all related costs and expenses during the term of the License Agreement. BCM also transferred to the Company the right of enforcement against third parties for any suspected infringement of any claims in the patent rights or misuse, misappropriation, theft or breach of confidence of other proprietary rights. The Company also reimbursed BCM for costs and expenses (including reasonable legal fees and expenses) incurred prior to the effective date of the License Agreement with respect to the filing, prosecution and maintenance of the patent rights licensed by the Company, to the extent not already paid by the Company under the A&R License Agreement.

Under the License Agreement, the Company must use commercially reasonable efforts to develop and commercialize one or more products in certain countries. As partial consideration for the rights conveyed by BCM under the License Agreement, the Company paid BCM a non-refundable license fee of $125,000. During the term of the License Agreement, the Company is obligated to pay BCM a non-refundable annual license maintenance fee of (a) $20,000 for the first through fourth anniversary of the effective date of the License Agreement, and (b) $40,000 for the fifth anniversary of the effective date and continuing thereafter, but beginning with the fifth year, license maintenance fees are fully creditable against royalty revenue due in the applicable year. The Company is required to pay certain milestone payments upon the achievement of specified clinical, regulatory, and sales milestones. In the event that the Company is able to successfully develop, launch and commercialize multiple products under the License Agreement, total milestone payments could exceed $30.0 million. BCM is also eligible to receive tiered royalties at percentage rates ranging from less than 1% to the low single-digits, on net sales of any products that are commercialized by the Company or its sublicensees that incorporate, utilize or are made with the use of, the intellectual property licensed by the Company. To the extent the Company sublicenses its license rights under the License Agreement, BCM would be eligible to receive tiered sublicense income at percentage rates in the mid-single to low double-digits.

The foregoing description of the License Agreement is qualified in its entirety by reference to the complete text of such License Agreement, which the Company intends to file with the SEC as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

First Amendment to the Amended & Restated Exclusive License Agreement

On November 30, 2020, the Company also entered into the First Amendment (the “License Amendment”) to the A&R License Agreement, effective on the same date. Under the License Amendment, the Company assumed responsibility from BCM for the filing, prosecution and maintenance of the patent rights licensed by the Company from BCM under the A&R License Agreement that are in common with the License Agreement. Further, BCM also transferred to the Company the right of enforcement against third parties for any suspected infringement of any claims in such patent rights or misuse, misappropriation, theft or breach of confidence of other proprietary rights.

The foregoing description of the License Amendment is qualified in its entirety by reference to the complete text of such License Amendment, which the Company intends to file with the SEC as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Research Collaboration Agreement with BCM

On November 30, 2020, the Company also entered into a Research Collaboration Agreement (the “Research Agreement”) with BCM, effective on the same date, under which the Company agreement to pay BCM for performing certain research activities under the direction of Dr. Ann Leen commencing on January 1, 2021 and continuing for a three-year period thereafter. The Research Agreement requires the Company to make payments to BCM totaling approximately $2.0 million per year, for a total of approximately $6.0 million over the term of the Research Agreement.

The foregoing description of the Research Agreement is qualified in its entirety by reference to the complete text of such Research Agreement, which the Company intends to file with the SEC as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AlloVir, Inc.
Date: December 3, 2020	By:	/s/ David Hallal
David Hallal
Chief Executive Officer